UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2016

PRECISION OPTICS CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-10647	04-2795294
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22 East Broadway, Gardner, Massachusetts		01440
(Address of principal executive offices)		(Zip Code)

(978) 630-1800

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On June 15, 2016, Mr. Jack P. Dreimiller retired as our Chief Financial Officer. Mr. Dreimiller agreed to assist our Company in its transition to a new Chief Financial Officer. In connection with Mr. Dreimiller’s assistance with the transition to a new Chief Financial Officer and in recognition of his many years of service to our Company, the Board of Directors on June 15, 2016 awarded Mr. Dreimiller options to purchase up to 20,000 shares of our common stock. The 20,000 options were issued to Mr. Dreimiller on June 20, 2016 at an exercise price of $0.50 per share, which options will vest upon the timely filing of our Annual Report on Form 10-K for fiscal year 2016 and will expire on June 20, 2021.

We are deeply grateful to Mr. Dreimiller for his many years of service and dedication to our Company and wish him the best in the future.

Appointment of Chief Financial Officer

On June 15, 2016, our Board of Directors appointed Mr. Donald Major as our Chief Financial Officer. At the same time, Mr. Major resigned from his position as a member of our Board of Directors. Mr. Major has experience in public accounting and in financial officer positions in publicly held and start-up medical device companies and has been with our Company for almost 11 years. Effective February 9, 2012, our Board of Directors appointed Mr. Major as our Executive Vice President for Corporate Development, in addition to his role as a member of our Board of Directors. Mr. Major has served as a member of our Board of Directors since 2005. Mr. Major has been employed as an independent consultant since October 2007, providing companies with interim management, turnaround, restructuring and reorganization services as well as sourcing services for a private equity firm, and in 2013 co-founded Window2Decor, LLC, an Ecommerce retailer of window coverings. From October 2006 to May 2007, he served as Vice President of Corporate Development of Advanced Duplication Services LLC. From February 2002 to late 2008, Mr. Major served as Vice President and Treasurer of Anderson Entertainment, LLC (formerly Digital Excellence LLC), which was owned by a private equity firm and sold to Advanced Duplication Services LLC. He earned his B.A. in Accounting in 1984 from Michigan State University. He is a Certified Public Accountant (inactive).

Pursuant to a consulting agreement we entered into with Mr. Major, Mr. Major will serve as our Chief Financial Officer from June 15, 2016 to June 30, 2017, with such term to renew automatically on a month to month basis thereafter unless terminated by either party with 30 days’ notice. Mr. Major will receive compensation at a rate of $6,500 per month and is expected to work up to an estimated 40% full-time equivalent per month in his capacity as our Chief Financial Officer. If Mr. Major works more than his agreed upon hours in any given month, Mr. Major will receive additional compensation, up to a maximum amount of $16,000 in any given month.

In connection with his appointment, the Board of Directors on June 15, 2016 awarded Mr. Major options to purchase 80,000 shares of our common stock. The 80,000 options were issued to Mr. Major on June 20, 2016 at an exercise price of $0.50 per share, which options will vest as follows: 35,000 on December 20, 2016, 10,000 on June 20, 2017, and 35,000 on June 20, 2018. The options will expire on June 20, 2026.

The foregoing description of the consulting agreement is not complete and is qualified in its entirety by reference to the full text of the consulting agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

10.1	Consulting Agreement with Donald A. Major dated June 15, 2016 (filed herewith).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision Optics Corporation, Inc.
(Registrant)

Date: June 23, 2016

/s/ Joseph N. Forkey
(Signature) Name: Joseph N. Forkey Title: President and Chief Executive Officer

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